Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES−OXLEY ACT OF 2002

In connection with the Quarterly Report of Lane Co #5, Inc. (the "Registrant") on Form 10−Q for the period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report'), I, John D. Lane, Principal Executive Officer and the Principal Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: May 12, 2009

/s/ John D. Lane
Name: John D. Lane
Chief Executive Officer, President and Chairman
(Principal Executive Officer)
(Principal Financial Officer)